UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 29, 2011
BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	1-13740 (Commission File Number)	38-3294588 (IRS Employer Identification No.)
100 Phoenix Drive
Ann Arbor, Michigan 48108
(Address of Principal Executive Offices and Zip Code)
(734) 477-1100
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 29, 2011, the employment with Borders Group, Inc. (the “Company”) and its subsidiaries of Michael J. Edwards, President of the Company, and Scott D. Henry, Executive Vice President and Chief Financial Officer of the Company, terminated.
     Effective July 29, 2011, Holly Felder Etlin, the Company’s Senior Vice President - Restructuring, was appointed as President of the Company, and Glen Tomaszewski, the Company’s Vice President, Chief Accounting Officer and Controller, was appointed as Treasurer of the Company.
     Ms. Etlin, age 54, has served as the Company’s Senior Vice President — Restructuring since February 2011. Ms. Etlin is a Managing Director of AlixPartners, a global business advisory firm that provides financial restructuring, bankruptcy reorganization and other advisory services. AlixPartners has been engaged since February 2011 to provide financial restructuring and bankruptcy reorganization advisory services to the Company and its subsidiaries.
     Mr. Tomaszewski, age 41, has served as Vice President, Chief Accounting Officer and Controller of the Company since October 2010 and has held various positions within the Company’s financial reporting function since January 1998.

Item 8.01	Other Events.
     As previously disclosed, on February 16, 2011, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Case No. 11-10614(MG) under the caption “In re Borders Group, Inc., et al.”
     On July 13, 2011, the Company entered into an Agency Agreement (the “Agency Agreement”) with Hilco Merchant Resources, LLC, Gordon Brothers Retail Partners, LLC, SB Capital Group, LLC, Tiger Capital Group, LLC and Great American Group, LLC. A copy of the Agency Agreement is included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 20, 2011 and is incorporated herein by reference.
     The Agency Agreement provides for the sale in liquidation of the inventory, fixtures and other assets of all or substantially all of the Company’s retail book stores as well as certain other assets of the Company and its subsidiaries. On July 21, 2011, the Bankruptcy Court approved the Agency Agreement and authorized the Company to commence its sale in liquidation pursuant to the Agency Agreement.
     The Company has received an initial payment pursuant to the Agency Agreement that the Company has used to repay in full all outstanding obligations under the Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement dated as of February 16, 2011, as amended, among the Company, Borders, Inc. and certain other subsidiaries of the Company, each as a debtor-in-possession, General Electric Capital Corporation, in its individual capacity and as Working Capital Agent, GA Capital LLC, as Term B Agent, and each lender party thereto.
     The Company’s shareholders are cautioned that trading in shares of the Company’s common stock during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. The Company is currently in the process of liquidation and expects that all outstanding shares of its common stock will be cancelled and extinguished upon confirmation of a Chapter 11 liquidation plan by the Bankruptcy Court. In this event, the Company’s shareholders will not receive or retain any cash, securities or other property on account of their cancelled shares of common stock. As a result, the Company believes that shares of its currently outstanding common stock have no value.Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2011	BORDERS GROUP, INC.
	By:	/s/ Glen Tomaszewski
Glen Tomaszewski
Vice President, Chief Accounting Officer, Controller and Treasurer (Principal Financial Officer)

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